EXHIBIT 5


August 5, 1996


Chelsea GCA Realty, Inc.
103 Eisenhower Parkway
Roseland, New Jersey 07068

Re:  REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

We have acted as counsel to you (the "Corporation") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 2,452,239 shares of the Corporation's Common Stock, $.01 par value per share (the "Shares"), to be sold by the Selling Stockholders listed in the Registration Statement under the caption "Selling Stockholders".

We have examined copies of the Certificate of Incorporation and By-laws of the Corporation, each as amended to date, the minutes of various meetings of the Board of Directors of the Corporation and the original, photostat or certified copies of all such records of the Corporation, and all such agreements, certificates of public officials, certificates of officers and representatives of the Corporation or others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Corporation and others.

Based upon the foregoing, we are of the opinion that all of the Shares covered by the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption "Validity of Common Stock" in the Prospectus. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN

                                                      EXHIBIT 23(b)


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Chelsea GCA Realty, Inc. for the registration of 2,452,239 shares of its common stock and to the incorporation by reference therein of our report dated February 15, 1996, with respect to the consolidated financial statements and schedule of Chelsea GCA Realty, Inc. and our report dated March 4, 1994, with respect to the combined financial statements of Chelsea GCA Properties included in Chelsea GCA Realty, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                  ERNST & YOUNG LLP


New York, New York
August 2, 1996